                                                                   Exhibit 10.23

                        OEM SOFTWARE LICENSE AGREEMENT

     THIS OEM SOFTWARE LICENSE AGREEMENT ("Agreement") is entered into as of April 14, 1998 (the "Effective Date"), by and between SQL FINANCIALS INTERNATIONAL, INC., 3950 Johns Creek Court, Suwanee, Georgia 30024 (hereinafter "SFI") and ELEKOM CORPORATION City Center Bellevue, Suite 1400, 500
- 108th Avenue, Bellevue, Washington  98004 (hereinafter "ELEKOM").

     RECITALS:

     WHEREAS, ELEKOM has developed procurement software; and

     WHEREAS, SFI desires the right to distribute certain of ELEKOM's products on a private-label basis, both as a stand-alone product and in conjunction with SFI's own software;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1. DEFINITIONS. Unless defined elsewhere in this Agreement, terms appearing in initial capital letters shall have the following meanings:

     a.   "Acceptance Criteria" means the specifications and standards for
          ---------------------
          acceptance adopted by mutual agreement of the parties respecting the ELEKOM-Interfaced Software to be provided by ELEKOM to SFI pursuant to this Agreement. The Acceptance Criteria for the ELEKOM-Interfaced Software to be developed by ELEKOM shall be developed and agreed upon by the parties and attached hereto as Exhibit I within sixty (60) days after the Effective Date. Such Exhibit I may be amended or supplemented from time to time by mutual agreement of the parties.

     b.   "Affiliate" means a legal entity controlling, controlled by, or under
          -----------
          common control with, the entity in question.

     c.   "Bundled Product" means any integrated product consisting of a copy of
          -----------------
          the ELEKOM-Interfaced Software and an SFI Product, and such other components as the parties may agree in writing, produced and distributed by SFI under one or more of SFI's trademarks.

     d.   "Documentation" means the user's and administrator's manual(s)
          ---------------
          provided by ELEKOM for the Software Product, either in on-line form or printed form.

     e.   "End User" means an individual authorized to use a copy of the Bundled
          ----------
          Product or Stand-Alone Product under the terms of a Software License and Support Agreement between SFI and a customer, such Software
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          License and Support Agreement to be substantially similar to the agreement attached hereto and incorporated herein as Exhibit II.

     f.   "Enhancement" shall mean a modification to the Software Product which
          -------------
          extends its functionality or adds new functions.

     g.   "ELEKOM-Interfaced Software" means the Software Product as modified by
          ----------------------------
          ELEKOM under this Agreement to integrate the Software Product and the SFI Product for purposes of creating the Bundled Product as described in Exhibit V including subsequent Enhancements and Releases as defined in this Agreement; provided that until such time as the integration has been completed and the integrated product is available for commercial release in accordance with the Integration Plan (as defined in Section 7(a) hereof), the AELEKOM-Interfaced Software@ shall mean the Software Product.

     h.   "License Fees" means the fees paid or payable to ELEKOM by SFI in
          --------------
          connection with the licensing of the Software Product as set forth on
          Exhibit IV, attached hereto and incorporated herein.

     i.   "Release" shall mean any new version update, upgrade or new release of
          ---------
          the Software Product, or portion thereof, which includes, without limitation, Enhancements, incorporates solutions to reported problems with the Software Product, or which makes the Software Product operate more easily or efficiently, whether or not the name thereof is changed in connection therewith.

     j.   "SFI Customer" means any customer of SFI listed in Exhibit VII (except
           ------------
          for CompUSA, Inc. and A.C. Nielsen Corporation USA ), as the same may be amended from time to time by written agreement of the parties. ELEKOM shall not unreasonably withhold its consent to an amendment of the list attached as Exhibit VII to add any third-party that becomes a customer of SFI after the date of this Agreement.

     k.   "SFI Product" means SFI's financial management and/or combined
           ------------
          financial management and human resource software that will be bundled with the ELEKOM-Interfaced Software.

     l.   "Software Product" means ELEKOM's procurement software product, as
          ------------------
          described on Exhibit III, attached hereto and incorporated herein, in object code form only, including all Documentation.

     m.   "Stand-Alone Product" means the ELEKOM-Interfaced Software reproduced
          ---------------------
          and distributed by SFI under one or more of SFI's trademarks.

     n.   "Sublicense" means the sublicense of the ELEKOM Interfaced-Software by
          ------------
          SFI to an End User, through a license granted by SFI to the End User of either the Bundled Product or the Stand-Alone Product pursuant to the terms of a Software License and Support Agreement between SFI and the End User substantially similar to the agreement attached as
          Exhibit II.

     o.   "Support Fees" means the fees paid to ELEKOM by SFI in connection with
          --------------
          the support and maintenance services provided by ELEKOM as set forth on Exhibits IV and IX, attached hereto and incorporated herein.

     p.   "Term" means, collectively, the Initial Term and all Renewal Terms, if
          ------
          any.

     q.   "Territory" shall mean the United States, Canada, Singapore, any other
          -----------
          countries that are parties to the international Convention on Literary and Artistic Works, commonly known as the Berne Convention, and such other countries as SFI and ELEKOM may agree upon in writing at a future date.

2.  LICENSE FEES

Subject to the terms of this Agreement, and in consideration of the rights granted by ELEKOM to SFI hereunder, during the term of this Agreement SFI shall pay to ELEKOM the License Fees computed as shown on Exhibit IV, attached hereto and incorporated herein by reference. The parties agree that ELEKOM may modify its list price on which the License Fees are based not more than once per calendar quarter, with any increase becoming effective sixty (60) days after written notice thereof to SFI, provided that ELEKOM shall not increase its list price by more than 20% per twelve (12) month period. Such License Fees shall be paid at the times and in the manner set forth in such Exhibit IV.

3.  LICENSE GRANT

     a.   Grant.  Subject to the provisions of this Agreement, ELEKOM hereby
          -----
          grants to SFI a non-exclusive license in the Territory: (i) to reproduce the ELEKOM-Interfaced Software in connection with the manufacture of Bundled Products and Stand-Alone Products for use or distribution by SFI in accordance with this Agreement; (ii) market, distribute and sublicense the ELEKOM-Interfaced Software as a component of Bundled Products for use by any End User in the Territory pursuant to and in accordance with a Sublicense; and (iii) market, distribute and sublicense the ELEKOM-Interfaced Software as a Stand-Alone Product only to SFI Customers and for use by them as an End User in the Territory pursuant to and in accordance with a Sublicense, provided that in the event ELEKOM desires to grant an exclusive license to the Software Product outside of the United States and Canada, ELEKOM may give SFI sixty (60) days' prior written notice thereof and SFI's license under this subsection 3(a)(iii) shall thereafter be limited to the United States and Canada. SFI shall have the right to set prices and to control all aspects of SFI's marketing of Bundled Products and Stand-Alone Products, subject to the terms of this Agreement. Notwithstanding the foregoing, SFI may license the Stand-Alone Product to entities other than SFI Customers if approved by ELEKOM on a case-by-case basis.

     b. Notwithstanding anything herein to the contrary, the license granted hereunder shall, subject to Section 3(g), be exclusive in the United States and Canada to the extent that: (i) ELEKOM will not, without the prior written consent of SFI which shall not be unreasonably withheld, license the Software Product directly or indirectly through any Affiliate to any existing SFI Customers for use in the United States and Canada; and (ii) ELEKOM shall not enter into a license, value-added reseller ("VAR") or original equipment manufacturer ("OEM") agreement for distribution of the Software Product in the United States or Canada by any of the following competitors of SFI:
          PeopleSoft, Oracle, Lawson, Flexiware, Great Plains and Platinum during 1998, or with Great Plains, Flexiware or Platinum during 1999. The foregoing provision shall not be construed to prevent ELEKOM from licensing any other ELEKOM software to any third party including the named competitors of SFI or their customers or prospects.

     c.   Documentation.  Subject to the terms of this Agreement, ELEKOM hereby
          -------------
          grants to SFI a non-exclusive license in the Territory to use, copy, market, transmit, display, perform, adapt, or distribute all or any part of the marketing material or Documentation for the Software Product, for purposes of marketing and distributing Bundled Products and Stand-Alone Products. Subject to the rights granted to SFI in the first sentence of this subsection, ELEKOM shall own all right, title and interest (including, without limitation, copyright throughout the world) in and to all such marketing materials and Documentation provided by ELEKOM, and SFI hereby assigns to ELEKOM all right, title and interest (including, without limitation, copyright throughout the world) in and to the Documentation, other than the derivatives created by SFI, which shall be owned by SFI, but which shall not include any portion of the underlying Documentation but only the changes made thereto by SFI. Notwithstanding anything herein to the contrary, the license granted to SFI hereunder shall be exclusive to the same extent as the exclusivity of the license relating to the Software Product as provided in Section 3(a).

     d.   Notices.  SFI shall be permitted to rename the Software Product with a
          -------
          name or trademark to be selected and owned by SFI; provided, however, that SFI (i)obtains ELEKOM's prior written approval of the name, which approval will be exercised in good faith and shall not be unreasonably withheld or delayed, and (ii)includes copies of the following notice regarding proprietary rights in all copies of the Software Product that SFI distributes, as follows: (a) on all Bundled Product and

          Stand-Alone Product packaging and labels; (b) on the title pages of all Bundled Product and Stand-Alone Product documentation; and (c) on the "About" page of the Software Product. The notices are as follows:

                      (C) 81997, 1998 ELEKOM Corporation

     e.   Modifications and New Releases.  ELEKOM shall promptly notify SFI of
          ------------------------------
          all projected changes in the code and functional performance of the Software Product, as well as any changes in the Documentation, to enable SFI to control manufacturing and inventory. ELEKOM shall provide to SFI, at no additional charge, all Enhancements or Releases, of the Software Product developed by or for ELEKOM during the Term of this Agreement, immediately upon the commercial release of the same.

     f.   Promotional and Similar Uses.  SFI may make and use a reasonable
          ----------------------------
          number of copies of the Software Product, at no additional charge, for development, promotional, demonstration, support, education/training, and other purposes incidental to its marketing and distribution of the Software Product. Any Software Product provided to a potential customer for evaluation purposes will be given only after the potential customer has entered into an Evaluation Agreement with terms substantially the same as those included in Exhibit VIII.
          ELEKOM further grants to SFI a license for 600 Users to use the Software Product for internal purposes at no license fees to SFI.
          This license is subject to SFI's execution of ELEKOM's standard license agreement, and SFI will pay ELEKOM's standard end-user
          maintenance fees for support services as provided therein.   The
          maintenance fees for support services will be calculated based upon the number of Users actually installed by SFI. SFI shall report to ELEKOM within thirty days of the end of a calendar quarter the number of Users installed as of the end of such quarter and the maintenance fees shall be calculated based on the fact that the Users were installed for the complete quarter. SFI agrees to grant to ELEKOM a license for internal purposes of SFI's financial and human resource applications under the terms of this section provided that ELEKOM enters into SFI's standard license agreement. The licenses granted to SFI pursuant to this Subsection 3(f) shall also extend to SFI's wholly-owned subsidiary, SQL Financials Services, LLC, so long as such entity is a wholly-owned subsidiary of SFI.

     g.   Exclusivity Conditioned Upon Minimum License Fees.  If SFI shall fail
          -------------------------------------------------
          to meet the minimum License Fees set forth in Exhibit IV, ELEKOM may, upon thirty (30) days' prior written notice, convert the license granted to SFI herein to a nonexclusive license. If SFI makes the required payments with respect to the minimum License Fees within the thirty-day notice period, the exclusivity of the license granted to SFI shall continue in full force and effect.

     h.   Reservation of Rights.  Except for the licenses granted under Sections
          ---------------------
          3 and 15, ELEKOM reserves all copyright, trademark, trade secret and other proprietary rights in or to the Software Product, Documentation and Interface Software. The licenses granted under Sections 3 and 15 set forth the entirety of SFI's rights to use, reproduce, market, distribute, sublicense and otherwise deal with the Software Product, Documentation and Interface Software. Without limiting the generality of the foregoing, SFI will not directly or indirectly through any third party: (a) distribute or sublicense any Software Product, Documentation or Interface Software to anyone other than End Users pursuant to a Sublicense; (b) modify, or create any derivative work based upon, any Software Product, Documentation or Interface Software;
          (c) reverse engineer, disassemble or decompile any Software Product or Interface Software, or attempt to discover or recreate the source code to any Software Product or Interface Software; (d) remove, obscure or alter any notice of any copyright, trademark, trade secret or other proprietary right related to any Software Product, Documentation or Interface Software; (e) market, distribute or sublicense the Software Product or Interface Software, whether as a component of a Bundled Product or as a Stand-Alone Product, for use at a location outside the Territory; or (f) export or authorize the export of any Software Product, Documentation or Interface Software (or any other data, information or other items provided by ELEKOM) to any location outside the Territory.

4.  LIMITED WARRANTY AND REMEDIES

     a.   Limited Warranty.  ELEKOM warrants that when operated in accordance
          ----------------
          with the Documentation and other instructions provided by ELEKOM, the ELEKOM-Interfaced Software will perform substantially in accordance with the applicable functional specifications contained in the Documentation (including accurately receiving, processing, manipulating, calculating, reporting and storing four digit date data from, into, after and between the twentieth and twenty-first centuries, including the years 1999 and 2000 and correctly handling all leap years), subject to the restrictions, exclusions or other limitations set forth elsewhere in this Agreement or the applicable Sublicense. In the event of a breach of this warranty, ELEKOM shall
          (i) repair or replace the affected ELEKOM-Interfaced Software, and ELEKOM shall use commercially reasonable efforts to complete any such repair in accordance with the support guidelines attached hereto as
          Exhibit IX, or (ii) if such repair or replacement is not completed after reasonable notice and an opportunity for remedial action, ELEKOM shall provide a refund of an equitable portion of the license fees paid to ELEKOM for the affected copies of the ELEKOM-Interfaced Software in full satisfaction of any and all claims relating to this warranty.

     b.   Anti-Virus Warranty.  ELEKOM warrants that the ELEKOM-Interfaced
          -------------------
          Software delivered to SFI under this Agreement will not contain any software routine, code or instruction, hardware component or combination thereof, that is designed to (a) repossess or disable the ELEKOM-Interfaced Software by electronic or other means upon the failure of SFI to make payments to ELEKOM or upon the passage of time; or (b) otherwise disable, delete, modify, damage or erase software, hardware or data (collectively referred to and defined for purposes of this Section as a "Virus"). The term "Virus" is intended to include, but is not limited to, components that are commonly referred to as "viruses," "back doors," "time bombs," "Trojan Horses," "worms" or "drop dead devices." In the event of a breach of this warranty, ELEKOM shall (i) repair or replace the affected ELEKOM-Interfaced Software, and ELEKOM shall use commercially reasonable efforts to complete any such repair in accordance with the support guidelines attached hereto as Exhibit IX, or (ii) if such repair or replacement is not completed after reasonable notice and an opportunity for remedial action, ELEKOM shall provide a refund of an equitable portion of the license fees paid to ELEKOM for the affected copies of the ELEKOM-Interfaced Software in full satisfaction of any and all claims relating to this warranty.

     c.   LIMITATIONS AND DISCLAIMERS.   THE FOREGOING WARRANTIES AND THE
          ---------------------------
          RELATED REMEDIES OF SFI AND THE WARRANTIES AND THE RELATED REMEDIES OF SFI SET FORTH IN SECTION 11 HEREOF ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND SFI HEREBY WAIVES, RELEASES AND DISCLAIMS, ALL OTHER WARRANTIES OF ELEKOM WITH RESPECT TO THE SOFTWARE PRODUCT AND ANY OTHER GOODS OR SERVICES PROVIDED BY ELEKOM HEREUNDER, AND WAIVES ANY OTHER REMEDIES WITH RESPECT TO A BREACH OF SUCH WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, ELEKOM DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

5.  TECHNICAL SUPPORT

     a.   Support.    Throughout the Term of this Agreement, ELEKOM shall
          --------
          provide technical support for the ELEKOM-Interfaced Software to SFI and SFI End Users, provided that SFI is current in its support payments as defined in Exhibit IV. SFI shall be responsible for taking the initial call from an End User, confirming that such individual is a "designated employee" of such End-User, determining on a preliminary basis that the support issue is caused by the Software Product, documenting the support issue and communicating it to ELEKOM in a mutually agreed upon manner. ELEKOM shall thereafter be responsible for providing support directly to such End User as provided in Exhibit IX hereto. All such support shall be performed by ELEKOM via telephone, accessible at the standard technical support toll number, during the hours of 9 a.m. to 8 p.m. Eastern Time; provided that ELEKOM will in good faith expand such hours to 8 a.m. Eastern Time at such time as its customer demands so warrant, and if ELEKOM increases its support hours, such expanded hours will apply hereunder on the same terms and conditions as offered to other ELEKOM customers.
          ELEKOM shall be responsible for establishing and administering a registration system for technical support calls. SFI shall be responsible for providing the name of the designated employee and technical configuration of each End User on whose behalf SFI requests technical support from ELEKOM. ELEKOM support services to SFI are defined in Exhibit IX. Notwithstanding the foregoing, SFI will be responsible for distributing all upgrades, Enhancements and Releases of the Software Product received from ELEKOM to End Users. ELEKOM further agrees to continue its support obligations set forth herein following the Term of this Agreement for such period as the End Users have paid for support and maintenance in accordance with the provisions hereof; provided that ELEKOM may discontinue such post-termination support upon forty-five (45) days prior written notice to SFI by delivering to SFI a refund of the unused portion of the support fee paid, based on a pro rata abatement over the term of the support. Notwithstanding anything to the contrary, the obligations set forth in the immediately preceding sentence shall survive termination of this Agreement.

     b.   Implementation and Other Services.  SFI shall provide any integration,
          ---------------------------------
          implementation, set-up, training and other related services to the End Users with respect to the ELEKOM-Interfaced Software. In the event that SFI and ELEKOM mutually agree that ELEKOM will perform any or all of such services as a subcontractor to SFI, SFI shall pay ELEKOM eighty percent (80%) of its list price for such services, as set forth on Exhibit IV hereto. Such services will be billed on a monthly basis, with payment due within 30 days of the date of invoice.

6.  PRODUCTION OF SOFTWARE PRODUCT

     Delivery of Master Copy.  ELEKOM shall deliver to SFI one (1) master copy
     -----------------------
     of the ELEKOM-Interfaced Software, in object code form, and an electronic copy of all Documentation.

7.  DEVELOPMENT AND MAINTENANCE OF INTERFACE

     a.   ELEKOM Integration Plan.  The parties agree to work together to
          -----------------------
          develop detailed specifications for the configuration of the ELEKOM-Interfaced Software for distribution in connection with SFI Products or Bundled Products, according to the ELEKOM Integration Plan to be attached hereto and incorporated herein as Exhibit V. Each party agrees to fulfill its obligations as set forth in the ELEKOM Integration Plan, and each party shall pay all costs and expenses associated with its performance of such obligations. In addition, the parties shall perform all necessary tests required to test and confirm the conformity of such ELEKOM-Interfaced Software with the Acceptance Criteria. ELEKOM shall work with SFI in administering "Beta" site activity at the first three sites licensed to use the Bundled Product. Support of the "Beta" site activity may require, as appropriate and needed, that services be provided by SFI and/or ELEKOM to the End User at discounted rates.

     b.   Development and Maintenance of the Software Product and Interface
          -----------------------------------------------------------------
          Software.  ELEKOM shall work with SFI to promptly develop
          --------
          modifications and upgrades to the ELEKOM-Interfaced Software or new interface software to be used in conjunction with new releases of the SFI Product. ELEKOM shall use commercially reasonable efforts to deliver all such modifications and upgrades to the ELEKOM-Interfaced Software within sixty (60) days after the first commercial release of any Enhancement or new Release of the Software Product. Further, should ELEKOM become aware of any errors or be notified by SFI or any End User of any errors in the Software Product, the ELEKOM-Interfaced Software or Documentation, ELEKOM shall use commercially reasonable efforts to correct such errors in accordance with the procedures described in Exhibit IX.

     c.   Ownership.  SFI and ELEKOM agree that any extensions to SFI or
          ---------
          ELEKOM's existing products that are developed by SFI or ELEKOM respectively under this Agreement (collectively, the Interface Software) will be owned by such party and that the other party will acquire no right, title, or interest (including, but not limited to, all patent rights, common law and statutory trademark rights and copyrights) in such software except as specifically licensed hereunder.

8.  TRAINING

     ELEKOM shall provide, at no additional cost to SFI, the following training with respect to the Software Product and future Enhancements and Releases of the Software Product:

     a.   Initial Training.  During calendar 1998, ELEKOM shall provide three
          ----------------
          (3) two-day classes at SFI headquarters for SFI employees. SFI shall be responsible for payment of all travel, lodging and meals associated with such training.

     b.   Future Releases.  Following the issuance of each new Release of the
          ---------------
          Software Product, ELEKOM shall provide, if requested by SFI, two (2) two-day classes at SFI headquarters for SFI employees; provided that SFI shall schedule such training within sixty (60) days of the receipt of any new Release. SFI shall be responsible for payment of all travel, lodging and meals associated with such training.

     c.   Additional Training.  ELEKOM shall provide additional training (beyond
          -------------------
          that contemplated in Sections 8(a) and 8(b) above) at SFI's request, provided SFI pays training fees equal to sixty percent (60%) of ELEKOM's then-current standard training rates and provided SFI pays ELEKOM's reasonable and documented expenses relating to travel, lodging and meals.

9.  MARKETING

     a.   Cooperation.  ELEKOM and SFI agree to work together to market the
          -----------
          Software Product, Bundled Products and the Stand-Alone Products (e.g.,
                                                                           ----
          joint seminars, establishing web site links to each other's web sites and sharing customer lists, subject to the confidentiality provisions of this Agreement) as may be agreed upon from time to time in writing by the parties. Each party agrees to provide the other with customer references in support of their marketing efforts for the Software Product and, except as otherwise provided in Section 9(b) below, agree that they will not contact any reference provided by the other party without such other party's prior written consent. Each party shall pay its own expenses relating to such marketing efforts.

     b.   Commission on SFI Referrals.  SFI shall refer to ELEKOM any and all
          ---------------------------
          requests, inquiries or other expressions of interest that SFI may receive from any third party other than a SFI Customer with respect to the Stand-Alone Product or the Software Product other than as a component of a Bundled Product. SFI shall promptly notify ELEKOM of any such expression of interest (such notice shall be sent to the person designated in accordance with Section 20(e) hereof or to such other ELEKOM employee as may be directed by ELEKOM hereafter), provide ELEKOM with pertinent data (e.g., name, address and telephone number of the person expressing interest) and otherwise cooperate with ELEKOM's efforts to respond to the expression of interest. If ELEKOM licenses the Software Product within nine months after and as a result of any such referral from SFI (e.g., the third party did not have any prior contact with ELEKOM), then ELEKOM shall pay to SFI a commission equal to ten percent (10%) of the license fees received by ELEKOM pursuant to such license as originally entered into or amended within the nine month period. Within five (5) days of receipt of a referral from SFI, ELEKOM shall notify SFI in writing if ELEKOM has had prior contact with such potential customer. ELEKOM shall pay SFI the commission for each license granted to an end user during the first twelve calendar months of the Term within thirty (30) days following the end of such calendar month and the commission for each license granted to an end user during each calendar quarter commencing with the quarter starting on April 1, 1999 through the end of the Term hereof shall be payable by ELEKOM within thirty (30) days following the end of such calendar quarter. In connection herewith, SFI shall have audit rights with respect to ELEKOM's calculation and payment of the commission, which are identical to those audit rights of ELEKOM set forth in Section 10 hereof.

     c.   Marketing Materials.  ELEKOM shall provide to SFI camera-ready copies
          -------------------
          of all of ELEKOM's marketing materials regarding the Software Product from time to time as the same become available. SFI may use, reproduce, modify and distribute such materials in its sales and marketing efforts with respect to Bundled Products and Stand-Alone Products. SFI agrees that all marketing materials developed by SFI for the Bundled Products and Stand-Alone Products, to the extent the same relate to the Software Product, will be submitted to ELEKOM for approval prior to the release thereof to the extent required and as provided in Section 16(d) hereof.

     d.   Public Relations.  SFI and ELEKOM shall conduct their respective
          ----------------
          businesses and activities in such a manner so as to promote a good image and public relations for the Software Product. Without limiting the generality of the foregoing, neither party shall: (i) participate in any unfair or deceptive trade practice involving the Software Products, Bundled Products or Stand-Alone Products; (ii) make any false, misleading or disparaging representations or statements with regard to the Software Product or the other party; or (iii) with respect to SFI, participate in any promotion, advertising, marketing, or sale of any imitation of any Software Product.

10.  AUDIT

     SFI shall keep current, complete and accurate records regarding all Software Product copies made and distributed and of all End User licenses of the Stand-Alone Product or the Bundled Product granted by SFI. Upon ELEKOM's request, which shall be given in writing at least ten (10) days prior to the scheduled audit date, SFI shall provide access to such records for examination, reproduction and audit by ELEKOM or its consultants. ELEKOM shall have thirty (30) days after the completion of an audit performed in accordance with the terms of this Section to notify SFI in writing of ELEKOM's challenge of any payments made by SFI during the audit period. ELEKOM's failure to notify SFI in writing of such a challenge within the foregoing thirty (30) day period shall be deemed an acceptance of the accuracy of the payments for the audit period. If any such audit discloses any understatement of the license fees due, SFI shall upon notice in writing from ELEKOM immediately pay to ELEKOM any deficiency, plus interest as provided in Exhibit IV. ELEKOM's failure to perform an audit during a calendar year of the amounts paid during the prior calendar year shall be deemed a waiver of ELEKOM's rights to perform an audit of such period under the terms of this Section.

11.  PROPRIETARY RIGHTS

     a.  ELEKOM represents and warrants to SFI that:

          i. ELEKOM has the unqualified right to grant the licenses of the Software Product and Documentation granted and to be granted herein. ELEKOM owns or has sufficient right, title, and interest in the Software Product and Documentation to grant such licenses and has not granted any conflicting rights to any third party;

          ii. ELEKOM has the right to grant the rights granted herein and/or to perform the obligations contained herein without breaching any contractual duty to a third party.

          iii. Neither the Software Product nor the Documentation infringes upon a United States copyright, patent, trademark or other proprietary right or violates or misappropriates the trade secrets of any third party (collectively, "Third Party Rights").

     b. Each of ELEKOM and SFI agrees to notify the other promptly (but in no event more than twenty (20) days after it received notice of such claim) in the event that it becomes aware of any colorable claim that the Software Product infringes upon a Third Party Right.

     c. Subject to Section 11(e) below, ELEKOM shall defend SFI against any claim, suit or other proceeding brought by a third party based upon an allegation that the manufacture, use or distribution of any part of the Software Product constitutes an infringement or misappropriation of any Third Party Right and shall indemnify SFI from all damages, liabilities, costs and expenses (including reasonable attorneys' fees) that SFI suffers or incurs in connection with any such claim, suit or proceeding.

     d. Subject to Section 11(e) below, if all or any part of the Software Product (or the use thereof) is held to constitute an infringement or misappropriation of any Third Party Right, or its use is enjoined, ELEKOM shall, at its option and expense, either (i) promptly procure for SFI and its End User customers the right to continue to use the Software Product, (ii) if the performance thereof will not thereby be materially adversely affected, promptly replace or modify the Software Product so that it becomes noninfringing and yet provides substantially equivalent functionality in all material respects, or
          (iii) if (i) and (ii) are not commercially reasonable, refund an equitable portion of the license fees paid to ELEKOM for the affected copies of the Software Product.

     e. ELEKOM's obligations to SFI under this Section 11 will arise only if SFI gives ELEKOM prompt notice of the infringement claim, grants ELEKOM exclusive control over its defense and settlement and cooperates with ELEKOM in connection with such defense and settlement; provided, however, that ELEKOM shall not settle any such infringement
          --------  -------
          claim or action under terms requiring SFI and its End User customers to cease using the Software Product without the prior written consent of SFI, which consent shall not be unreasonably withheld.

     THIS SECTION 11 SETS FORTH THE EXCLUSIVE WARRANTIES OF ELEKOM AND RELATED REMEDIES OF SFI WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OR MISAPPROPRIATION OF ANY COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

12.  OTHER INDEMNIFICATIONS

     a. Subject to Section 12(b) below, ELEKOM shall defend SFI against any claim, suit or other proceeding brought by any third party based upon
          (i) any injury to or death of any person or persons directly or indirectly arising out of or resulting from any negligent acts or omissions or willful misconduct of ELEKOM or its employees, agents or representatives, and (ii) any damage to or loss of any property directly or indirectly arising out of or resulting from any negligent acts or omissions or willful misconduct of ELEKOM or its employees, agents or representatives, and shall indemnify SFI from all damages, liabilities, costs and expenses (including reasonable attorneys' fees) that SFI suffers or incurs in connection with any such claim, suit or proceeding.

     b. Subject to Section 12(c) below, SFI shall defend ELEKOM against any claim, suit or other proceeding brought by any third party based upon
          (i) any injury to or death of any person or persons directly or indirectly arising out of or resulting from any negligent acts or omissions or willful misconduct of SFI or its employees, agents or representatives, and (ii) any damage to or loss of any property directly or indirectly arising out of or resulting from any negligent acts or omissions or willful misconduct of SFI or its employees, agents or representatives, and shall indemnify ELEKOM from all damages, liabilities, costs and expenses (including reasonable attorneys' fees) that ELEKOM suffers or incurs in connection with any such claim, suit or proceeding.

     c.   Each party's obligations to defend and indemnify the other party under
          Section 12(a) or 12(b), as the case may be, will arise only if the indemnified party gives the indemnifying party prompt notice of the claim, action or proceeding, grants the indemnifying party exclusive control over its defense and settlement, and cooperates with the indemnifying in connection with such defense and settlement.

13.  LIMITATIONS OF LIABILITY

     NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BASED ON THE PERFORMANCE OF THIS AGREEMENT OR THE PRODUCTS OR SERVICES PROVIDED HEREUNDER, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. THESE LIMITATIONS APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, MISREPRESENTATION AND OTHER TORTS. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITIES DESCRIBED IN OR ARISING UNDER SECTIONS 3(g), 11, 12, 14 or 15 HEREOF OR AS A RESULT OF ANY INFRINGEMENT OR MISAPPROPRIATION OF ANY COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER PROPRIETARY RIGHT OF ELEKOM RELATING TO ANY SOFTWARE PRODUCT, DOCUMENTATION OR INTERFACE SOFTWARE.

     NEITHER PARTY SHALL BE LIABLE (WHETHER IN CONTRACT, WARRANTY, TORT OR OTHERWISE; AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY) FOR DAMAGES ARISING UNDER THIS AGREEMENT (EXCEPT FOR ELEKOM'S OBLIGATIONS UNDER PARAGRAPH 11 AND EXCEPT FOR SFI'S COMPLIANCE WITH THE RESTRICTIONS UNDER PARAGRAPH 3) WITH REGARD TO ANY PRODUCT DOCUMENTATION, SERVICES OR OTHER ITEMS SUBJECT TO THIS AGREEMENT, FOR AN AMOUNT IN EXCESS OF THE GREATER OF (I) THE AMOUNT OF DAMAGES COVERED BY INSURANCE, PROVIDED THAT THE INDEMNIFYING PARTY HAS MAINTAINED THE INSURANCE REQUIRED UNDER SECTION 20(G) AND (II) THE TOTAL COMPENSATION PAID BY SFI TO ELEKOM UNDER THIS AGREEMENT. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY DAMAGES WHATSOEVER RELATING TO ANY PRODUCTS GOODS, OR SERVICES NOT PROVIDED BY SUCH PARTY.

14.  CONFIDENTIAL INFORMATION

     Each party agrees to use reasonable efforts, and at least the same care that it uses to protect its own Confidential Information (as defined below) of like importance, to prevent unauthorized use, dissemination or disclosure of the other party's Confidential Information during and after the Term of this Agreement.

     a.   Definition.  For purposes of this Agreement, "Confidential
          ----------
          Information" shall mean and include, without limitation: any proprietary information related to either party's technology, products and business activities, including without limitation business outlooks, pricing, trade secrets, computer programs and software, inventions, techniques, product designs, strategies, research and development data, marketing plans, customer lists and third-party confidential information.

     b.   Exceptions.  The foregoing confidentiality obligations shall not apply
          ----------
          to any information that: (i) becomes known to the general public without fault or breach on the part of the receiving party; (ii) the disclosing party customarily provides to others (other than Affiliates) without restriction on disclosure; (iii) the receiving party obtains from a third party without knowledge of a breach of a nondisclosure obligation and without restriction on disclosure; (iv) the receiving party develops independently (as evidenced by the receiving party's written records); or (v) the receiving party is required to disclose by order of lawful authority, provided the disclosing party is given prompt notice and opportunity to intervene and secure a protective order to restrict such disclosure.

     c.   Nondisclosure of Agreement.  Neither party shall disclose the terms of
          --------------------------
          this Agreement (including, without limitation, the financial terms and terms related to limited exclusivity) except (i) on a confidential basis to its Affiliates, accountants, attorneys, financial advisors, consultants, representatives and lenders, (ii) as required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the disclosing party uses reasonable efforts to give the other party reasonable advance notice thereof (e.g., so as to afford such other party a reasonable opportunity to intervene and seek an order or other appropriate relief for the protection against further disclosure), or (iii) with the prior written consent of the other party. Notwithstanding the foregoing, either party shall be entitled to disclose the terms of this Agreement, including filing copies thereof, as may be required under applicable securities laws and regulations.

15.  TRADEMARKS

     a.   "Trademarks" Defined.  For purposes of this Agreement, the term
          --------------------
          "Trademark" shall mean "ELEKOM," and any other trademark, service mark, logo design or other designation used by ELEKOM in connection with the Software Product during the Term of this Agreement.

     b.   Grant of License.  Subject to the terms and conditions set forth in
          ----------------
          this Agreement, ELEKOM hereby grants to SFI a personal, nonexclusive, nontransferable license, exercisable only within the Territory:

          i. to manufacture Software Products and Bundled Products bearing one or more of the Trademarks;

          ii. to use and/or affix the Trademarks, together with any SFI trademarks, to Software Products and Bundled Products manufactured by SFI in the manner approved by ELEKOM; and

          iii. to market, advertise, distribute and sell Software Products and Bundled Products bearing SFI's trademarks and the Trademarks, and to permit SFI's distributors to market, advertise, distribute and sell Software Products and Bundled Products bearing the Trademarks.

     c.   Product Quality in General.  The Software Products manufactured by
          --------------------------
          SFI, whether as a Stand-Alone Product or as part of the Bundled Product, shall be the same in all material respects to the equivalent ELEKOM products (designated by identical brand names and platform designations) manufactured by ELEKOM, except for Interfaces developed pursuant to this Agreement. The Software Products otherwise shall not be modified by SFI without the prior written consent of ELEKOM. The Software Products shall at all times be reproduced in a manner consistent with SFI's highest manufacturing standards.

     d.   Advertising and Promotional Materials.  All advertising, press
          -------------------------------------
          releases, promotional materials (including all labels, packaging, containers and displays) and catalogs that include or refer to any of the Trademarks in connection with Stand-Alone Products or Bundled Products, and all display and presentations that include the Trademarks (all of the foregoing being hereinafter collectively referred to as "Promotional Materials") shall be subject to ELEKOM's prior written approval. SFI shall submit a preproduction sample of any proposed Promotional Material bearing the Trademarks to ELEKOM for its approval prior to SFI's commercial use thereof; provided, however,
                                                              --------  -------
          that if ELEKOM fails to notify SFI of its disapproval of any such Promotional Material within ten (10) days of SFI's submission to ELEKOM (or within 24 hours with respect to press releases), then such Promotional Material shall be deemed approved by ELEKOM. Upon ELEKOM's approval of any Promotional Material, no further approval shall be required from ELEKOM for SFI's use of such Promotional Material. Notwithstanding the foregoing, following the approval by ELEKOM of any Promotional Material hereunder, any Promotional Materials developed thereafter by SFI which use the Trademarks in a consistent manner shall not require further approval by ELEKOM.

     e.   Ownership of Trademarks.  SFI acknowledges that ELEKOM is and shall
          -----------------------
          remain the owner of all right, title and interest in and to each of the Trademarks in any form or embodiment thereof, and is also the owner of all goodwill associated with the Trademarks, and all goodwill generated by such sales shall inure exclusively to the benefit of ELEKOM.

     f.   Compliance with Local Trademark Laws.  SFI and each SFI distributor
          ------------------------------------
          shall use the Trademarks in accordance with the applicable legal requirements in each jurisdiction in which the Software Products or Bundled Products are to be advertised or distributed, and to use such markings in connection therewith as may be reasonably required by ELEKOM or be required by such jurisdiction's pertinent legal provisions. If registration of SFI or any SFI distributor as a registered user of any of the Trademarks is required in any jurisdiction, SFI shall bear all expenses, including government fees and trademark agents' fees, relating to its or their registration as a user of the Trademarks and relating to the cancellation of any such registration.

     g.   Infringements.  SFI shall promptly notify ELEKOM of any third-party
          -------------
          infringements of any of the Trademarks used in connection with Software Products, or any act of unfair competition by third parties relating to the Trademarks, whenever such infringements or acts shall come to SFI's attention.

16.  TERMINATION

     a.   Term.  The initial term ("Initial Term") of this Agreement shall
          ----
          commence on the Effective Date hereof and shall continue until December 31, 1999, unless sooner terminated pursuant to Section 16(b),
          (c), (d), (e) or (f). Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each a "Renewal Term"), subject to termination pursuant to Sections 16(b), (c), (d), (e) or
          (f).

     b.   Optional Termination by SFI.  SFI may terminate the Term at any time
          ---------------------------
          by giving ELEKOM written notice of such termination at least ninety
          (90) days prior to the effective date of such termination.

     c.   Failure to Pay Minimum License Fees.  If SFI shall fail to meet
          -----------------------------------
          twenty-five percent (25%) of the Year-To-Date Minimum License Fees set forth in Exhibit VII, ELEKOM may, upon thirty (30) days' prior written notice, terminate the Term. If SFI makes the required payments with respect to the minimum License Fees within the thirty (30) day notice period, the Term shall continue notwithstanding the applicable notice of termination.

     d.   Material Breach.  Either party may terminate the Term on or after the
          ---------------
          thirtieth (30th) day after such party gives the other party written notice of a material breach by such other party of any obligation hereunder, unless such breach is cured within thirty (30) days following the breaching party's receipt of such written notice.

     e.   Bankruptcy.  Either party hereto may, at its option and without
          ----------
          notice, terminate the Term, effective immediately, in the event the other party hereto (1) admits in writing its inability to pay its debts generally as they become due; (2) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a petition of bankruptcy against it; (3) is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (4) seeks reorganization under any bankruptcy act, or consents to the filing of a petition seeking such reorganization; or (5) has a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property (which appointment is not vacated within sixty (60) days of the entry of the order of appointment) or providing for the liquidation of such party's property or business affairs.

     f.   Acceptance Criteria.  If the parties do not agree upon the Acceptance
          -------------------
          Criteria and ELEKOM Integration Plan within sixty (60) days after the date of this Agreement, then either party may terminate the Term by giving the other party written notice of such termination at any time prior to the parties' agreement upon the Acceptance Criteria and ELEKOM Integration Plan. In the event of any termination pursuant to this paragraph 16(f), ELEKOM shall refund to SFI the Advance paid by SFI pursuant to paragraph 2.3. of Exhibit IV.

17.  EFFECT OF TERMINATION

     Upon any termination of this Agreement:

     a.   Termination of Licenses.  The licenses granted under Sections 3 and 15
          -----------------------
          shall terminate, SFI shall promptly destroy or return to ELEKOM all copies of the Software Product and Interface Software in its possession or under its control.

     b.   End Users.  End Users properly sublicensed prior to termination may
          ---------
          continue to use the Bundled Product and the Stand-Alone Products under the terms of their written sublicense agreements. Further, termination shall not prohibit SFI from fulfilling its obligations under any commitments made to End Users prior to the effective date of such termination.

     c.   No Damages for Termination: No Effect on Other Rights and Remedies.
          ------------------------------------------------------------------
          Neither party will be liable for damages of any kind solely as a result of exercising its right to terminate this Agreement pursuant to and in accordance with Section 16, and termination will not affect any other right or remedy of either party.

     d.   Continuing Obligations.  Payment and indemnification obligations
          ----------------------
          arising prior to termination and the obligations of each party to keep the other's Confidential Information confidential shall survive any termination of this Agreement.

18.  SOURCE CODE ESCROW

     Upon SFI's request, ELEKOM shall deposit the source code for the Software Product, all ELEKOM-developed Interface Software, and the Development Environment (to the extent the Development Environment is reasonably available to ELEKOM), to be held in escrow, at SFI's expense, pursuant to an escrow agreement (in form and substance reasonably satisfactory to ELEKOM and SFI) among ELEKOM, SFI and DataBase, Inc. or another escrow agent acceptable to both parties. The "Development Environment" shall mean the programming documentation, the software tools, utilities and compilers, and other materials used by ELEKOM's programmers or its contractors to maintain and support the Software Product. ELEKOM will keep the escrow deposit current with the then-most-current copies of the source code and Development Environment for the Software Product, including Enhancements and Releases. The source code and Development Environment will be released from escrow to SFI only if:

     (a) (i) SFI is not then in breach of or default under this Agreement; (ii) ELEKOM has failed to provide maintenance or support for the Software Product substantially as required by this Agreement; (iii) SFI has given ELEKOM written notice of the failure described in (ii) above; and (iv) ELEKOM has failed to provide the required maintenance or support within a reasonable period of time after ELEKOM's receipt of Licensee's notice under (iii) above;

     (b) any of the events described in Section 16(e)(1) through (5) occur with respect to ELEKOM; or

     (c) ELEKOM is acquired by (whether through a sale of stock or assets), or merged with PeopleSoft, Oracle, Lawson, FlexiWare, Great Plains or Platinum Software.

     ELEKOM shall be entitled to advance notice of, and a reasonable opportunity to dispute, any release of the source code from the escrow. Upon release of the source code from escrow, SFI shall use the source code solely for the maintenance, support and enhancement of the Software Product as a component of the Bundled Product or as a Stand-Alone Product under this Agreement. SFI shall promptly return to the escrow or destroy the source code (and any copies thereof) when the same is no longer needed by SFI for the purposes authorized by this paragraph. SFI shall protect the source code from any unauthorized use or disclosure. Without limitation of the foregoing, SFI shall restrict access to the source code to those of its employees and independent contractors who have a need for such access and who have agreed in writing to protect the source code from any unauthorized use or disclosure. SFI shall be responsible for the payment of any and all fees, expenses and other amounts payable to the escrow agent in connection with the escrow.

19.  ASSIGNMENT

     Neither party shall assign this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either party may
                                       -----------------
     assign this Agreement to a parent, subsidiary, or successor in interest to its business, subject to the provisions of Section 18(c) (whether by merger, consolidation or sale of substantially all of the assets of such party), and provided further that such assignee assumes all of the
                 ----------------
     obligations of the assignor hereunder. Subject to the foregoing sentence, this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. In the event of a sale of ELEKOM to one of the entities listed in Section 18(c) above (whether by sale of assets, stock, merger or other reorganization), the audit rights set forth in Section 10 hereof may only be exercised through an independent third party, who shall only provide to such successor a summary report thereof, and SFI shall have no obligation to report customer names or locations hereunder.

20.  MISCELLANEOUS

     a.   Governing Law.  This Agreement shall be construed and interpreted
          -------------
          according to the laws of the State of Washington, without regard to conflicts-of-law rules of such State. The United Nations Convention on Contracts for the International Sale of Goods (UNCITRAL) shall not apply to this Agreement in any respect.

     b.   Compliance With Laws.  In the performance of this Agreement, each
          --------------------
          party shall comply with all applicable laws, regulations, rules, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limitation of the foregoing, SFI shall not, directly or indirectly through any third party, export or reexport any Software Product, technical data associated with any Software Product or the immediate products (including, without limitation, processes, services, data and reports) derived from the use of any Software Product, in violation of the U.S. Export Administration Act, regulations of the Department of Commerce or its successors, executive orders and other export controls of the United States of America.

     c.   Survival.  The provisions of Sections 2, 3(g), 4, 7(c), 9(b), 10, 11,
          --------
          12, 13, 14, 15(e), 17, 19 and 20 shall survive the termination of the Term or this Agreement for any reason.

     d.   Severability.  This Agreement shall be deemed severable.  If any part
          ------------
          of this Agreement is found invalid or unenforceable under current or future laws, the invalid or unenforceable provision shall be severed and of no force or effect, and the remaining provisions shall remain in full force and effect and shall not be affected by the invalid or unenforceable provisions or by their severance herefrom.

     e.   Notices.  All notices, reports, requests and other communications
          -------
          (collectively, "Notices") required or permitted hereunder must be in writing and sent to the address set forth below. Any such Notice will be deemed given when: (i) delivered personally against a signed receipt, (ii) sent by confirmed fax (followed by mailing of a copy no later than the next business day), (iii) sent by commercial overnight courier with written verification of receipt, or (iv) five days after being deposited in the mail, postage prepaid (certified or registered, except in the case of reports).

          If to SFI:                            If to ELEKOM:
          ----------                            -------------
          SQL Financials International, Inc.    ELEKOM Corporation
          3950 Johns Creek Court                City Center Bellevue
          Suwanee, GA 30024                     Suite 1400, 500 - 108th Avenue
          Attn:  Chief Financial Officer        Bellevue, Washington  98004
          Fax No.:  (770) 291-4997              Attn:  Chief Financial Officer
                                                Fax No.:  (425) 990-3075

     Either party may change its address by sending notice of a change of address as set forth hereunder.

     f.   Force Majeure.  Neither party shall be liable for any delay or failure
          -------------
          in performance of this Agreement if caused by an act of God or any factor beyond control of the party. In any such event, the date for the party's performance shall be deferred for a period of time equal to the time lost by reason of such act of God or other factor beyond control, provided that the delayed party shall notify the other party of such occurrence and shall cooperate with the other party in minimizing any adverse impact of such occurrence.

     g.   Insurance.  Throughout the term of this Agreement, SFI and ELEKOM
          ---------
          shall maintain general liability, automobile liability and property damage liability insurance coverage underwritten by a Best-A rated insurance carrier. Such insurance shall have policy limits of no less than $1,000,000 per occurrence for death or personal injury, $1,000,000 per occurrence for real and personal property damage, and $2,000,000 (as of the date hereof, to be increased to $5,000,000 within ninety (90) days hereafter), in aggregate liability per year. Such policy shall name the other party as an additional insured and loss payee, and shall include a provision requiring the carrier to notify the other party in writing at least thirty (30) days prior to any cancellation, termination or amendment of such insurance coverages. In addition SFI and ELEKOM shall each maintain workers' compensation insurance in amounts required by law. Within ten (10) days following the Effective Date of this Agreement and upon any subsequent request by either SFI or ELEKOM, the other party shall deliver a certificate of insurance verifying the foregoing insurance coverage.

     h.   Relationship of Parties.  The parties to this Agreement are
          -----------------------
          independent contractors. There is no relationship of principal to agent, master to servant, employer to employee, or franchiser to franchisee, partnership, nor joint venturers, nor shall either party hold itself out as such. Neither party has the authority to bind the other or incur any obligation on the other's behalf.

     i.   Captions.  The captions in this Agreement have been inserted for the
          --------
          convenience of the parties and shall not be deemed part of the Agreement for any purpose. Wherever the term "including" is used in this Agreement it is used without limitation.

     j.   Entire Agreement, Amendment, Waiver.  This instrument, together with
          -----------------------------------
          the Exhibits hereto, contains the entire agreement and understanding between the parties and supersedes all prior negotiations, proposals, discussions, correspondence, agreements and understandings relating to the subject matter of this Agreement. The terms and conditions of this Agreement may not be modified or amended except in a written document signed by an officer of each party. No waiver will be implied from conduct or failure to enforce rights on one or more occasions.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.



ELEKOM:                                       SFI:

ELEKOM CORPORATION                            SQL FINANCIALS INTERNATIONAL, INC.


By:                                           By:
   ----------------------------                  ---------------------------
Name:                                         Name:
     --------------------------                    -------------------------
Title:                                        Title:
      -------------------------                     ------------------------
Date:                                         Date:
     --------------------------                    -------------------------